AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2003
                                                        FILE NO. 811-10407
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                  -------------

                                    FORM N-1A


                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                                 AMENDMENT NO. 5


                             INSTITUTIONAL PORTFOLIO
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                   125 BROAD STREET, NEW YORK, NEW YORK 10004
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 800-451-2010

                                ROBERT I. FRENKEL
              300 FIRST STAMFORD PLACE, STAMFORD, CONNECTICUT 06902
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 WITH A COPY TO
                              ROGER P. JOSEPH, ESQ.
                              BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110

===============================================================================

                                EXPLANATORY NOTE


     Institutional Portfolio has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). Beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4.  Investment Objectives, Principal Investment Strategies, and Related
         Risks.

Institutional Reserves Portfolio and Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the "Portfolios") are series of Institutional Portfolio (the "Trust"). The Trust is an open-end management investment company which was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001.

PORTFOLIO GOALS

The goal of Institutional Reserves Portfolio ("Reserves Portfolio") is to provide its investors with liquidity and as high a level of current income as is consistent with preservation of capital.

The goal of Institutional Enhanced Portfolio ("Enhanced Portfolio") is to provide its investors with liquidity, current income and preservation of capital.

Each Portfolio's goal may be changed without the approval of its investors, but not without written notice thereof to the investors at least 30 days prior to implementing the change. Of course, there is no assurance that either Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolios' principal investment strategies are the strategies that, in the opinion of each Portfolio's manager, are most likely to be important in trying to achieve the Portfolio's investment goal. Of course, there can be no assurance that either Portfolio will achieve its goal. Please note that each Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolios might not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

INSTITUTIONAL RESERVES PORTFOLIO

The Reserves Portfolio invests only in high quality, short-term money market instruments denominated in U.S. dollars. These may include:

o    obligations of U.S. and non-U.S. banks;

o    commercial paper and asset backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Reserves Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

The Reserves Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, the regulations require that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be considered high quality under the regulations, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Ratings Group ("Standard & Poor's"), or, if unrated, in the manager's opinion, be of comparable quality. The Reserves Portfolio has adopted investment policies that are more restrictive than the regulations. These investment policies require that all of the Portfolio's investments be in U.S. dollar denominated "first-tier" securities which have been determined by the manager to present minimal credit risks. To be a "first-tier" security, a security (or its issuer) must be rated in the highest short-term rating category by nationally recognized ratings agencies, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within this rating category there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.

Money market instruments in which the Reserves Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Reserves Portfolio invests in high quality U.S. dollar-denominated money market instruments of U.S. and non-U.S. issuers. These obligations include U.S. government obligations, obligations of U.S. and non-U.S. banks, obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada, commercial paper, asset backed securities and repurchase agreements. The Portfolio's U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States.

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As noted above, the Portfolio reserves the right to invest more than 25% of its assets in bank obligations, including certificates of deposit, fixed time deposits and bankers' acceptances. The Portfolio's investment goal and policies may be changed without a vote of investors.

The Reserves Portfolio invests only in "first tier" securities. These securities are rated in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality.

Although the Reserves Portfolio is permitted to maintain a weighted average maturity of up to 90 days, under normal conditions the Portfolio will maintain a shorter maturity. The Portfolio may not generate as high a yield as other funds with longer weighted average maturities.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Reserves Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Since the Reserves Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Reserves Portfolio. Please remember that an investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Reserves Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Portfolio and that could prevent the Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.

YIELD FLUCTUATION. The Reserves Portfolio invests in short-term money market instruments. As a result, the amount of income paid to an investor by the Portfolio will go up or down depending on day to day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Reserves Portfolio invests in debt securities that are rated, when the Portfolio buys them, in the highest short-term rating category by nationally recognized rating agencies or, if unrated, in the manager's opinion, are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event could cause the value of an investment in the Reserves Portfolio, or its yield, to decline.


FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Reserves Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Non-U.S. markets also may offer less protection to investors, such as the Portfolio.


CONCENTRATION IN THE BANKING INDUSTRY. The Reserves Portfolio may concentrate in bank obligations. This means an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

INSTITUTIONAL ENHANCED PORTFOLIO


Enhanced Portfolio invests primarily in money market instruments and short-term debt securities denominated in U.S. dollars. THE PORTFOLIO IS NOT A MONEY MARKET FUND, AND IS NOT SUBJECT TO THE STRICT RULES THAT GOVERN THE QUALITY, MATURITY AND OTHER FEATURES OF SECURITIES THAT MONEY MARKET FUNDS MAY PURCHASE. The Portfolio's investments may include:


o    obligations of U.S. and non-U.S. banks;

o    corporate debt obligations and asset-backed securities;

o short-term obligations of the U.S. government and its agencies and instrumentalities, and repurchase agreements for these obligations; and

o obligations issued or guaranteed by the governments of Western Europe, Australia, Japan and Canada.

The Enhanced Portfolio may invest more than 25% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances.

Under normal circumstances, at least 70% of the Enhanced Portfolio's assets will consist of securities that are rated in the highest short-term rating category for debt obligations or in unrated securities that the manager determines are of comparable quality. These investments may include commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's. Unlike a money market fund, the Portfolio may also invest up to 30% of its assets in securities that are rated in the second highest short-term rating category for debt obligations or in unrated securities that the manager determines are of comparable quality. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's. The values of lower rated debt securities tend to fluctuate more in response to market and other events than the values of higher rated debt securities.

The Enhanced Portfolio's investments in U.S. government obligations may include U.S. Treasury bills, bonds and notes and obligations of U.S. government agencies and instrumentalities that may, but need not, be backed by the full faith and credit of the United States.

The Enhanced Portfolio's investment goals and policies may be changed without a shareholder vote.


The average maturity of the Enhanced Portfolio's investments (on a dollar-weighted basis) usually will be 90 days or less, but, unlike a money market fund, is not required to be 90 days or less. The Portfolio may invest in securities whose maturities exceed 90 days, and these securities may include fixed rate obligations with final maturities of up to approximately 13 months from the date of acquisition, and floating rate obligations with final maturities of up to approximately 24 months from the date of acquisition. The Portfolio is not a money market fund and is designed to generate a higher yield than a money market fund, although there can be no assurance that this will be the case.

The Portfolio attempts to maintain a stable net asset value per share, although there can be no assurance that this will be the case. The Portfolio's investments in lower rated securities and in securities having longer maturities may cause its net asset value per share to fluctuate. The Portfolio may from time to time pursue other investment strategies that may cause the Portfolio's net asset value per share to fluctuate.


Money Market Instruments Described. Money market instruments are short-term IOUs issued by banks or other issuers, the U.S. or a foreign government, and state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short-term unsecured debt), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

Debt Securities Described. Debt securities generally represent a debt obligation of an issuer, and include bonds, short-term obligations, mortgage-backed and asset-backed securities, and preferred stock. Debt securities, in general, offer a fixed stream of cash flow. Most bond investments focus on generating income. The potential for capital appreciation is a secondary objective. The value of debt securities generally goes up when interest rates go down, and down when rates go up. The value of these securities also fluctuates based on other market and credit factors.

Management Style. Managers of mutual funds use different styles when selecting securities to purchase. The Enhanced Portfolio's manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual issuers within those sectors or industries to select securities for the investment portfolio.

Many of the Enhanced Portfolio's investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Enhanced Portfolio. Please remember that an investment in the Portfolio is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Enhanced Portfolio are described below. Please note that there are many other factors that could adversely affect an investment in the Portfolio and that could prevent the Enhanced Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, investors should carefully consider the risks that they will assume.

YIELD FLUCTUATION. The Enhanced Portfolio invests in money market instruments and short-term debt securities. As a result, the amount of income paid to an investor by the Portfolio will go up or down depending on day-to-day variations in short-term interest rates. Investing in higher quality, short-term instruments may result in a lower yield (the income on an investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.


CREDIT RISK. It is possible that some issuers will be unable to make the required payments on debt securities held by the Enhanced Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of an investment in the Portfolio, or its yield, to decline. In addition, securities rated below the highest short-term rating category for debt obligations or comparable unrated securities may be more susceptible to the adverse effects of changes in circumstances and economic conditions affecting issuers' creditworthiness than securities rated in the highest short-term rating category or comparable unrated securities. You should note that because the Portfolio may invest up to 30% of its assets in securities that are rated in the second highest short-term rating category for debt obligations or, if unrated, securities that the Manager determines are of comparable quality, the Portfolio is subject to greater credit risk than a money market fund.


INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment or other market event could cause the value of an investment in the Enhanced Portfolio, or its yield, to decline.

PREPAYMENT AND EXTENSION RISK. The issuers of debt securities held by the Enhanced Portfolio may be able to call a bond or prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates, reducing income to the Portfolio, and the Portfolio may lose any premium paid. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. On the other hand, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's share price more volatile. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Mortgage-backed securities, including collateralized mortgage obligations or CMOs, are particularly susceptible to prepayment risk and their prices may be more volatile than a security having no pre-payment option.

FOREIGN SECURITIES. Investors should be aware that investments in foreign securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S. issuers and markets are subject. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, fluctuations in currency exchange rates, currency exchange controls and other limitations on the use or transfer of assets by the Enhanced Portfolio or issuers of securities, and political or social instability. In addition, foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Foreign markets may be less liquid and more volatile than U.S. markets. As a result, there may be rapid changes in the value of foreign securities. Foreign markets also may offer less protection to investors, such as the Portfolio.

PORTFOLIO SELECTION. The success of the Enhanced Portfolio's investment strategy depends in large part on the investment process. The manager may fail to pick securities that perform well because it is unable to predict accurately the direction of interest rates or to assess other economic factors. In that case, you may lose money, or your investment may not do as well as an investment in another fixed income fund.

CONCENTRATION IN THE BANKING INDUSTRY. The Enhanced Portfolio may concentrate in bank obligations. This means an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

PORTFOLIO TURNOVER. Securities of the Enhanced Portfolio will be sold whenever the manager believes it is appropriate to do so in light of the Portfolio's investment objective, without regard to the length of time a particular security may have been held. The amount of brokerage commissions and realization of taxable capital gains will tend to increase as the level of the activity increases.

Item 6.  Management, Organization and Capital Structure.

INVESTMENT MANAGER

The Portfolios' investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects each Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup, Inc. ("Citigroup"). Citigroup businesses provide a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of each Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in each Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolios the Manager does not obtain or use material inside information acquired by any affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolios.


Recent Developments

     The Portfolios have received the following information from Citigroup Asset Management ("CAM"), the Citigroup business unit which includes the Portfolios' manager and other investment advisory companies, all of which are indirect, wholly-owned subsidiaries of Citigroup. CAM is reviewing its entry, through an affiliate, into the transfer agent business in the period 1997-1999. As CAM currently understands the facts, at the time CAM decided to enter the transfer agent business, CAM sub-contracted for a period of five years certain of the transfer agency services to a third party and also concluded a revenue guarantee agreement with this sub-contractor providing that the sub-contractor would guarantee certain benefits to CAM or its affiliates (the "Revenue Guarantee Agreement"). In connection with the subsequent purchase of the sub-contractor's business by an affiliate of the current sub-transfer agent (PFPC Inc.) used by CAM on many of the funds it manages, this Revenue Guarantee Agreement was amended eliminating those benefits in exchange for arrangements that included a one-time payment from the subcontractor.

     The Boards of CAM-managed funds (the "Boards") were not informed of the Revenue Guarantee Agreement with the sub-contractor at the time the Boards considered and approved the transfer agent arrangements. Nor were the Boards informed of the subsequent amendment to the Revenue Guarantee Agreement when that occurred.

     CAM has begun to take corrective actions. CAM will pay to the applicable funds $16 million (plus interest) that CAM and its affiliates received from the Revenue Guarantee Agreement and its amendment. CAM also plans an independent review to verify that the transfer agency fees charged by CAM were fairly priced as compared to competitive alternatives. CAM is instituting new procedures and making changes designed to ensure no similar arrangements are entered into in the future.

     CAM has briefed the SEC, the New York State Attorney General and other regulators with respect to this matter, as well as the U.S. Attorney who is investigation the matter. CAM is cooperating with governmental authorities on this matter.

     Citicorp Trust Bank, fsb. is the Portfolios' transfer agent.




MANAGEMENT FEES


For the fiscal year ended August 31, 2003, the fees paid by Reserves Portfolio to Citi Fund Management Inc., after waivers, were 0.08% of the Portfolio's average daily net assets.

For the fiscal year ended August 31, 2003, all management fees payable by Enhanced Portfolio to Citi Fund Management Inc. were voluntarily waived.


CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to remove one or more Trustees under certain circumstances. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the applicable Portfolio available for distribution to investors.

The Portfolios are series of Institutional Portfolio (the "Trust"), which is organized as a trust under the laws of the Commonwealth of Massachusetts. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value. The Trustees may cause an investor's interests to be redeemed under certain circumstances.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Reserves Portfolio calculates its net income at 5:00 p.m., Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. The Enhanced Portfolio calculates its net income at 4:00 p.m., Eastern time, every day the NYSE is open for trading. As of the date of this Registration Statement, the NYSE is normally open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good

Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. All of a Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which a Portfolio invests close early, net income may be calculated as of the earlier close of those markets.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN EACH PORTFOLIO

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in each Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by each Portfolio. The net asset value of each Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 5:00 p.m., Eastern time, for the Reserves Portfolio, and as of 4:00 p.m., Eastern time, for the Enhanced Portfolio.

For the purpose of calculating net asset value, bonds and other fixed income securities (other than short-term obligations) held by the Enhanced Portfolio are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Portfolios. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Enhanced Portfolio and securities held by the Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

Interest income on long-term obligations is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.

There is no minimum initial or subsequent investment in each Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in each Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days. Investments in each Portfolio may be transferred only with the prior written consent of the Portfolio's Trustees (which consent may be withheld in the Trustees' sole discretion).

Subject to compliance with applicable regulations, each Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, neither Portfolio expects to pay any federal income or excise taxes, and, generally, investors in the Portfolios should not recognize income or loss for federal income tax purposes when they invest in the Portfolios or when they receive distributions or make withdrawals from the Portfolios unless cash distributions or withdrawals exceed an investor's adjusted basis in its interst in the applicable Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the applicable Portfolio's ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Each Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such

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as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in each Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 8.  Distribution Arrangements.


The exclusive placement agent for each Portfolio is Citigroup Global Markets Inc. ("CGM") which receives no compensation for serving in that capacity.

                                     PART B


Item 10.  Cover Page and Table of Contents.


     This Part B sets forth information with respect to Institutional Reserves Portfolio and Institutional Enhanced Portfolio (each a "Portfolio" and collectively, the "Portfolios"), each a series of Institutional Portfolio, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolios is December 29, 2003.


Table of Contents                                                         Page

Portfolio History                                                          B-2
Description of Each Portfolio and Its Investments and Risks                B-2
Management of Each Portfolio                                              B-10
Control Persons and Principal Holders of Securities                       B-21
Investment Advisory and Other Services                                    B-22
Brokerage Allocation and Other Practices                                  B-23
Capital Stock and Other Securities                                        B-24
Purchase, Redemption and Pricing of Securities                            B-25
Taxation of Each Portfolio                                                B-26
Underwriters                                                              B-28
Calculations of Performance Data                                          B-28
Financial Statements                                                      B-28

Item 11.  Portfolio History.

     Institutional Portfolio (the "Trust") was organized as a trust under the laws of the Commonwealth of Massachusetts on April 2, 2001. Institutional Reserves Portfolio was designated a series of the Trust on the same date. Institutional Enhanced Portfolio was designated a series of the Trust on February 4, 2002.

Item 12.  Description of Each Portfolio and Its Investments and Risks.

     The investment objective of Institutional Reserves Portfolio is to provide its investors with liquidity and as high a level of current income as is consistent with the preservation of capital.

     The investment objective of Institutional Enhanced Portfolio is to provide its investors with liquidity, current income and preservation of capital.

     There can, of course, be no assurance that any Portfolio will achieve its investment objective. The investment objective of each Portfolio may be changed without the approval of the investors in the applicable Portfolio. Each Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objective.

INSTITUTIONAL RESERVES PORTFOLIO

     Approval of the investors in Institutional Reserves Portfolio is not required to change the Portfolio's investment policies discussed below, including those concerning securities transactions.

     The Institutional Reserves Portfolio seeks to achieve its investment objective through investments in high quality U.S. dollar-denominated money market instruments. All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition, and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. All investments by the Portfolio are in "first tier" securities (i.e., securities rated in the highest rating category for short-term obligations by at least two nationally recognized statistical rating organizations (each, an "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO or, in the case of an investment which is not rated, of comparable quality as determined by the Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager") under procedures approved by the Board of Trustees) and are determined by the Manager to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Institutional Reserves Portfolio may hold uninvested cash reserves pending investment.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

INSTITUTIONAL ENHANCED PORTFOLIO

     Approval of the investors in the Institutional Enhanced Portfolio is not required to change any of the Portfolio's investment policies.

     The Institutional Enhanced Portfolio seeks to achieve its investment objective through investments in U.S. dollar-denominated money market and short-term debt instruments. The average maturity of the investments held by the Portfolio (on a dollar-weighted basis) usually will be 90 days or less, but, unlike a money market fund, is not required to be 90 days or less. The Portfolio may invest in securities whose maturities exceed 90 days, and these securities may include fixed rate obligations with final maturities of up to approximately 13 months from the date of acquisition and floating rate obligations with final maturities of up to approximately 24 months from the date of acquisition. Investments in short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. The Portfolio may hold uninvested cash reserves pending investment.


     Under normal circumstances, at least 70% of the Portfolio's assets will consist of securities that are rated in the highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-1 by Moody's Investors Services, Inc. ("Moody's") or A-1 by Standard & Poor's Ratings Group ("Standard & Poor's").

     Unlike a money market fund, the Portfolio may also invest up to 30% of its assets in securities that are rated in the second highest short-term rating category for debt obligations or in unrated securities that the Manager determines are of comparable quality. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's. The values of lower rated debt securities tend to fluctuate more in response to market and other events than the values of higher rated debt securities.

     Under the 1940 Act, the Portfolio is classified as "diversified." A "diversified investment company" must invest at least 75% of its assets in cash and cash items, U.S. government securities, investment company securities and other securities limited as to any one issuer to not more than 5% of the total assets of the investment company and not more than 10% of the voting securities of the issuer.

BOTH PORTFOLIOS

     Each Portfolio's investments may include, under normal circumstances, the following:

     (1) Bank obligations. Each Portfolio may, from time to time, invest up to 100% of its assets in bank obligations, such as certificates of deposit, fixed time deposits and bankers' acceptances. Up to 25% of a Portfolio's assets may be invested at any time in dollar-denominated obligations of foreign banks, and all of a Portfolio's assets may be invested at any time in obligations of domestic banks, as that term has been interpreted by the Securities and Exchange Commission (the "SEC"). Under SEC interpretations, a U.S. branch of a foreign bank may be considered a domestic bank if the U.S. branch of the foreign bank is subject to the same regulation as a U.S. bank. Likewise, a non-U.S. branch of a U.S. bank may be considered a domestic bank if the investment risk associated with investing in instruments issued by the non-U.S. branch is the same, in the opinion of the Manager, as that of investing in instruments issued by the branch's domestic parent.

     Each Portfolio limits its investments in U.S. bank obligations (including, for these purposes, their non-U.S. branches) to banks having total assets in excess of $1 billion and which are subject to regulation by an agency of the U.S. government. Each Portfolio may also invest in certificates of deposit issued by banks the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC"), having total assets of less than $1 billion, provided that a Portfolio at no time owns more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully insured by FDIC insurance) of any one of those issuers.

     Certificates of deposit are savings certificates generally issued by commercial banks that bear a maturity date and a specified interest rate, and can be issued in any denomination. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by the Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on a Portfolio's right to transfer a beneficial interest in the deposit to a third party. A bankers' acceptance is a draft drawn on and accepted by a bank that orders payment to a third party at a later date. Bankers' acceptance generally act as a negotiable time draft for financing imports, exports or other transactions in goods.

     U.S. banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the FDIC. U.S. banks organized under state law are supervised and examined by state banking authorities and are members of the Federal Reserve System only if they elect to join. However, state banks which are insured by the FDIC are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal and state laws and regulations, U.S. branches of U.S. banks, among other things, are generally required to maintain specified levels of reserves, and are subject to other supervision and regulation designed to promote financial soundness.

     Each Portfolio limits its investments in "non-U.S. bank obligations" to U.S. dollar-denominated obligations of banks that at the time of investment are non-U.S. branches or subsidiaries of U.S. banks which meet the criteria in the preceding paragraphs or are U.S. or non-U.S. branches of non-U.S. banks that (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest non-U.S. banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the Manager, are of an investment quality comparable with obligations of U.S. banks which may be purchased by the Portfolio. These obligations may be general obligations of the parent bank, in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. Each Portfolio also limits its investments in non-U.S. bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. The Portfolios do not purchase any bank obligation of any affiliate of the Manager.

     Since each Portfolio may hold investments in non-U.S. bank obligations, an investment in a Portfolio involves certain additional risks. Such investment risks include future political and economic developments, the possible imposition of non-U.S. withholding taxes on interest income payable on such obligations held by a Portfolio, the possible seizure or nationalization of non-U.S. deposits and the possible establishment of exchange controls or other non-U.S. governmental laws or restrictions applicable to the payment of the principal of and interest on certificates of deposit or time deposits that might affect adversely such payment on such obligations held by a Portfolio. In addition, there may be less publicly-available information about a non-U.S. branch or subsidiary of a U.S. bank or a U.S. or non-U.S. branch of a non-U.S. bank than about a U.S. bank and such branches and subsidiaries may not be subject to the same or similar regulatory requirements that apply to U.S. banks, such as mandatory reserve requirements, loan limitations and accounting, auditing and financial record-keeping standards and requirements.

     The provisions of federal law governing the establishment and operation of U.S. branches do not apply to non-U.S. branches of U.S. banks. However, each Portfolio may purchase obligations only of those non-U.S. branches of U.S. banks which were established with the approval of the Board of Governors of the Federal Reserve System (the "Board of Governors"). As a result of such approval, these branches are subject to examination by the Board of Governors and the Comptroller of the Currency. In addition, such non-U.S. branches of U.S. banks are subject to the supervision of the U.S. bank and creditors of the non-U.S. branch are considered general creditors of the U.S. bank subject to whatever defenses may be available under the governing non-U.S. law and to the terms of the specific obligation. Nonetheless, each Portfolio generally will be subject to whatever risk may exist that the non-U.S. country may impose restrictions on payment of certificates of deposit or time deposits.

     U.S. branches of non-U.S. banks are subject to the laws of the state in which the branch is located or to the laws of the United States. Such branches are therefore subject to many of the regulations, including reserve requirements, to which U.S. banks are subject. In addition, the Portfolio may purchase obligations only of those U.S. branches of non-U.S. banks which are located in states which impose the additional requirement that the branch pledge to a designated bank within the state an amount of its assets equal to 5% of its total liabilities.

     Non-U.S. banks in whose obligations a Portfolio may invest may not be subject to the laws and regulations referred to in the preceding two paragraphs.

     (2) Obligations of, or guaranteed by, non-U.S. governments. Each Portfolio limits its investments in non-U.S. government obligations to obligations issued or guaranteed by the governments of Western Europe (United Kingdom, France, Germany, Belgium, the Netherlands, Italy, Switzerland, Denmark, Norway, Sweden), Australia, Japan and Canada. Generally, such obligations may be subject to the additional risks described above in connection with the purchase of non-U.S. bank obligations.

     (3) Commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's or, if not rated, determined to be of comparable quality by the Manager under procedures approved by the Board of Trustees, such as unrated commercial paper issued by corporations having an outstanding unsecured debt issue currently rated Aaa by Moody's or AAA by Standard & Poor's. Commercial paper is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

     Institutional Enhanced Portfolio also may invest in securities that are rated in the second highest short-term rating category for debt obligations, or in unrated securities that the Manager determines are of comparable quality under procedures approved by the Board of Trustees. These investments may include commercial paper rated Prime-2 by Moody's or A-2 by Standard & Poor's.

     (4) Obligations of, or guaranteed by, the U.S. government, its agencies or instrumentalities. These include issues of the U.S. Treasury, such as bills, certificates of indebtedness, notes, bonds and Treasury Receipts, which are unmatured interest coupons of U.S. Treasury bonds and notes which have been separated and resold in a custodial receipt program administered by the U.S. Treasury, and issues of agencies and instrumentalities established under the authority of an Act of Congress. Some of the latter category of obligations are supported by the full faith and credit of the United States, others are supported by the right of the issuer to borrow from the U.S. Treasury, and still others are supported only by the credit of the agency or instrumentality. Examples of each of the three types of obligations described in the preceding sentence are (i) obligations guaranteed by the Export-Import Bank of the United States, (ii) obligations of the Federal Home Loan Mortgage Corporation, and
(iii) obligations of the Student Loan Marketing Association, respectively.

     (5) Repurchase agreements, generally providing for resale within 397 days or less, covering obligations of, or guaranteed by, the United States government, its agencies or instrumentalities which have maturities in excess of 397 days. Each Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by each Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. Whether a repurchase agreements is the purchase and sale of a security or a collateralized loan has not been definitely established. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. The Portfolios will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's net assets (15% for Institutional Enhanced Portfolio).

     (6) Asset-backed securities that represent fractional interest in pools of retail installment loans, both secured, such as certificates for automobile receivables ("CARS") and unsecured, or leases or fractional interest in pools of credit card receivables ("CARDS"), both secured and unsecured, as well as other asset-backed securities. These assets are generally held by a trust and payments of principal and interest or interest only are passed through monthly or quarterly to certificate holders and may be guaranteed up to certain amounts by letters of credit issued by a financial institution affiliated or unaffiliated with the trustee or originator of the trust. Underlying automobile sales contracts, leases or credit card receivables, are subject to prepayment, which may reduce the overall return to certificate holders. Prepayment rates vary widely and may be affected by changes in market interest rates. It is not possible to accurately predict the average life of a particular pool of loans or receivables, and reinvestment of principal may occur at higher or lower rates than the original yield. Therefore, the actual maturity and realized yield on asset-backed securities will vary based upon the prepayment experience of the underlying pool of loans or receivables. Certificate holders may also experience delays in payment on the certificates or losses if the full amounts due on underlying loans, leases or receivables are not realized because of unanticipated legal or administrative costs of enforcing the contracts or because of depreciation or damage to the collateral (usually automobiles) securing certain contracts, or other factors. If consistent with its investment objectives and policies, each Portfolio may invest in other asset-backed securities.

STRUCTURED INVESTMENTS

     Each Portfolio may invest in structured investments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a Portfolio holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the Portfolio's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement. Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain of these issues could be resolved in a manner that could adversely impact a Portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to a Portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While a Portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the "IRS") has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by a Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower may alternatively pay a Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by a Portfolio would exceed 33 1/3% of the value of its net assets.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     Either Portfolio may invest up to 10% of its net assets (15% for Institutional Enhanced Portfolio) in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

"WHEN-ISSUED" SECURITIES

     Each Portfolio may purchase securities on a "when-issued" or "forward delivery" basis, meaning that delivery of the securities will occur beyond customary settlement time. It is expected that, under normal circumstances, a Portfolio would take delivery of such securities, but the Portfolio may sell them before the settlement date. In general, the Portfolios do not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The "when-issued" securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a "when-issued" basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of each Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

CORPORATE DEBT OBLIGATIONS

     Each Portfolio may invest in corporate debt obligations, which may be issued by corporations, limited partnerships and other similar entities. Corporate debt obligations include corporate bonds, debentures, notes, commercial paper and other obligations of corporations to pay interest and repay principal, and include securities issued by banks and other financial institutions. These instruments are used by companies to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity. Commercial paper (short-term unsecured promissory notes) is issued by companies to finance their current obligations and normally has a maturity of less than 9 months.

     Bonds, notes and debentures in which a Portfolio may invest may differ in interest rates, maturities, and times of issuance. The market value of the Portfolio's corporate debt obligations will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding debt obligations generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while debt obligations with longer maturities tend to produce higher yields, the price of longer maturity obligations also is subject to greater market fluctuations as a result of changes in interest rates.

EXCHANGE CONTROL AND NON-U.S. WITHHOLDING TAXES

     Neither Portfolio purchases securities which it believes, at the time of purchase, will be subject to exchange controls or non-U.S. withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of a Portfolio's investments. In the event exchange controls or non-U.S. withholding taxes are imposed with respect to any of a Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments or to prevent the Portfolio from receiving any value in U.S. dollars from its investment in non-U.S. securities.

                             INVESTMENT RESTRICTIONS

     The Trust on behalf of each Portfolio has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which the holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     Neither Portfolio may:

     (1) Borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (2) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one ore more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

     (3) Purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contracts and forward contracts) in the ordinary course of its business. Each Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

     (4) Issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

     (5) Make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     (6) Purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest up to 100% of its assets in bank obligations.

     Non-Fundamental Policy. Neither Portfolio will acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

     PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstance is not considered a violation of policy.

Item 13.  Management of Each Portfolio.

TRUSTEES AND EXECUTIVE OFFICERS


     The Portfolios are supervised by a Board of Trustees, a majority of which is not affiliated with the Manager. The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup, Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. The address of each Trustee, unless otherwise provided, is c/o R. Jay Gerken, 399 Park Avenue, New York, New York 10022. The address for Mr. Shoup and Ms. Guggino, officers of the Trust, is 125 Broad Street, New York, New York 10004. The address for all other officers is 300 First Stamford Place, Stamford, Connecticut 06902. Each Trustee and officer holds office until that individual resigns, retires or is otherwise removed.


     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Trust noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.

                                                                           NUMBER OF
                                                                         PORTFOLIOS IN      OTHER BOARD
                                                                              FUND          MEMBERSHIPS
                       POSITION(S)     LENGTH                               COMPLEX           HELD BY
                        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND         SERVED    DURING PAST FIVE YEARS     TRUSTEE       PAST FIVE YEARS
NON-INTERESTED
TRUSTEES:
Elliott J. Berv         Trustee       Since 2001  President and Chief      37             Board Member,
Age 60                                            Operations Officer,                     American Identity
                                                  Landmark City (real                     Corp. (doing business
                                                  estate development)                     as Morpheus
                                                  (since 2002);                           Technologies)
                                                  Executive Vice                          (biometric
                                                  President and Chief                     information
                                                  Operations Officer,                     management) (since
                                                  DigiGym Systems                         2001; consultant
                                                  (on-line personal                       since 1999);
                                                  training systems)                       Director, Lapoint
                                                  (since 2001); former                    Industries
                                                  Chief Executive                         (industrial filter
                                                  Officer, Rocket City                    company) (since
                                                  Enterprises                             2002); Director,
                                                  (internet service                       Alzheimer's
                                                  company) (from 2000                     Association (New
                                                  to 2001); President,                    England Chapter)
                                                  Catalyst                                (since 1998).
                                                  (consulting) (since
                                                  1994).

Donald M. Carlton       Trustee       Since 2001  Consultant, URS          32             Director, American
Age 66                                            Corporation                             Electric Power
                                                  (engineering) (since                    (electric utility)
                                                  1999); former Chief                     (since 1999);
                                                  Executive Officer,                      Director, Valero
                                                  Radian International                    Energy (petroleum
                                                  L.L.C. (engineering)                    refining) (since
                                                  (from 1996 to 1998);                    1999); Director,
                                                  Member of Management                    National Instruments
                                                  Committee, Signature                    Corp. (technology)
                                                  Science (research                       (since 1994).
                                                  and development)
                                                  (since 2000).

A. Benton               Trustee       Since 2001  Dean Emeritus and        32             Former Director,
Cocanougher                                       Wiley Professor,                        Randall's Food
Age 65                                            Texas A&M University                    Markets, Inc. (from
                                                  (since 2001); former                    1990 to 1999); former
                                                  Dean and Professor                      Director, First
                                                  of Marketing,                           American Bank and
                                                  College and Graduate                    First American
                                                  School of Business                      Savings Bank (from
                                                  of Texas A&M                            1994 to 1999).
                                                  University (from
                                                  1987 to 2001).

Mark T. Finn            Trustee       Since 2001  Adjunct Professor,       37             Former President and
Age 60                                            William College                         Director, Delta
                                                  (since September 2002);                 Financial, Inc.
                                                  Principal/Member, Belvan                (investment advisory
                                                  Partners/Balfour                        firm) (from 1983 to 1999).
                                                  Vantage - Manager
                                                  and. General Partner
                                                  to the Vantage Hedge
                                                  Fund, LP (since
                                                  March, 2002);
                                                  Chairman and Owner,
                                                  Vantage Consulting
                                                  Group, Inc. (investment
                                                  advisory and consulting
                                                  firm) (since 1988); former
                                                  Vice Chairman and Chief
                                                  Operating Officer,
                                                  Lindner Asset
                                                  Management Company,


                                                                           NUMBER OF
                                                                         PORTFOLIOS IN      OTHER BOARD
                                                                              FUND          MEMBERSHIPS
                       POSITION(S)     LENGTH                               COMPLEX           HELD BY
                        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND         SERVED    DURING PAST FIVE YEARS     TRUSTEE       PAST FIVE YEARS

                                                  (mutual fund company)
                                                  (from March 1999
                                                  to 2001); former General
                                                  Partner and Shareholder,
                                                  Greenwich Ventures, LLC
                                                  (investment partnership)
                                                  (from 1996 to 2001);
                                                  former President,
                                                  Secretary, and Owner,
                                                  Phoenix Trading Co.
                                                  (commodity trading
                                                  advisory firm) (from 1997
                                                  to 2000).

Stephen Randolph        Trustee       Since 2001  Partner, Capital         32             Director, United
Gross                                             Investment Advisory,                    Telesis, Inc.
Age 56                                            Partners                                (telecommunications)
                                                  (consulting) (since                     (since 1997);
                                                  January 2000);                          Director, ebank.com,
                                                  former Managing                         Inc. (since 1997);
                                                  Director,                               Director, Andersen
                                                  Fountainhead                            Calhoun Inc.
                                                  Ventures, LLC                           (assisted living)
                                                  (consulting) (from                      (since 1987); former
                                                  1998 to 2002);                          Director, Charter
                                                  Secretary, Carint                       Bank, Inc. (from 1987
                                                  N.A. (manufacturing)                    to 1997); former
                                                  (since 1988); former                    Director, Yu Save,
                                                  Treasurer, Hank                         Inc. (internet
                                                  Aaron Enterprises                       company) (from 1998
                                                  (fast food                              to 2000); former
                                                  franchise) (from                        Director, Hotpalm,
                                                  1985 to 2001);                          Inc. (wireless
                                                  Chairman, Gross,                        applications) (from
                                                  Collins & Cress, PC;                    1998 to 2000); former
                                                  (accounting. firm)                      Director Ikon
                                                  (since 1980);                           Ventures, Inc. (from
                                                  Treasurer, Coventry                     1997 to 1998).
                                                  Limited, Inc. (since
                                                  1985).

Diana R. Harrington     Trustee       Since 2001  Professor, Babson        37             Former Trustee, The
Age 63                                            College (since 1993).                   Highland Family of Funds
                                                                                          (investment company)
                                                                                          (from March 1997 to
                                                                                          March 1998).

Susan B. Kerley         Trustee       Since 2001  Consultant,              37             Director, Eclipse
Age 52                                            Strategic Management                    Funds (currently
                                                  Advisors, LLC -                         supervises 17
                                                  Global Research                         investment companies
                                                  Associates, Inc.                        in fund complex)
                                                  (investment                             (since 1990).
                                                  consulting) (since
                                                  1990).

Alan G. Merten          Trustee       Since 2001  President, George Mason  32             Director, Digital Net
Age 61                                            University (since 1996).                Holdings, Inc. (since
                                                                                          October 2003); Director,
                                                                                          Comshare, Inc.
                                                                                          (information technology)
                                                                                          (since 1985); former
                                                                                          Director, Indus
                                                                                          (information technology)
                                                                                          (from 1995 to 1997).



                                                                           NUMBER OF
                                                                         PORTFOLIOS IN      OTHER BOARD
                                                                              FUND          MEMBERSHIPS
                       POSITION(S)     LENGTH                               COMPLEX           HELD BY
                        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND         SERVED    DURING PAST FIVE YEARS     TRUSTEE       PAST FIVE YEARS
C. Oscar Morong, Jr.    Trustee       Since 2001  Managing Director,       37             Former Director,
Age 68                                            Morong Capital                          Indonesia Fund
                                                  Management (since                       (closed-end fund)
                                                  1993).                                  (from 1990 to 1999);
                                                                                          Trustee, Morgan Stanley
                                                                                          Institutional Fund
                                                                                          (currently supervises 75
                                                                                          investment companies)
                                                                                          (since 1993).

R. Richardson Pettit    Trustee       Since 2001  Professor of             32             None
Age 61                                            Finance, University
                                                  of Houston
                                                  (form 1977 to 2002);
                                                  Independent
                                                  Consultant (since
                                                  1984).

Walter E. Robb, III     Trustee       Since 2001  President, Benchmark     37             Director, John Boyle
Age 77                                            Consulting Group,                       & Co., Inc.
                                                  Inc. (service                           (textiles) (since
                                                  company) (since                         1999); Director,
                                                  1991); Sole                             Harbor Sweets, Inc.
                                                  Proprietor, Robb                        (candy) (since 1990);
                                                  Associates                              Director, W.A. Wilde
                                                  (financial                              Co. (direct media
                                                  consulting) (since                      marketing) (since
                                                  1978); co-owner,                        1982); Director,
                                                  Kedron Design                           Alpha Grainger
                                                  (gifts) (since                          Manufacturing, Inc.
                                                  1978); former                           (electronics) (since
                                                  President and                           1983); former
                                                  Treasurer, Benchmark                    Trustee, MFS Family
                                                  Advisors, Inc.                          of Funds (investment
                                                  (corporate financial                    company) (from 1985
                                                  consulting) (from                       to 2001); Harvard
                                                  1989 to 2000).                          Club of Boston (Audit
                                                                                          Committee) (since
                                                                                          2001).

INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002  Managing Director of     Chairman of    N/A
Age 52                  President                 Citigroup Global         the Board,
                        and Chief                 Markets Inc.             Trustee or
                        Executive                 ("CGM"); Chairman,       Director of
                        Officer                   President and Chief      220 funds in
                                                   Executive Officer of    the Citigroup
                                                  SBFM, Travelers          Fund
                                                  Investment Adviser,      complex
                                                  Inc. ("TIA") and
                                                  Citi Fund Management
                                                  Inc. ("CFM");
                                                  President and Chief
                                                  Executive Officer of
                                                  certain mutual funds
                                                  associated with
                                                  Citigroup Inc.;
                                                  formerly, Portfolio
                                                  Manager of Smith
                                                  Barney Allocation
                                                  Series Inc. (from
                                                  1996-2001) and Smith
                                                  Barney Growth and
                                                  Income Fund (from
                                                  1996-2001).



                                                                           NUMBER OF
                                                                         PORTFOLIOS IN      OTHER BOARD
                                                                              FUND          MEMBERSHIPS
                       POSITION(S)     LENGTH                               COMPLEX           HELD BY
                        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND         SERVED    DURING PAST FIVE YEARS     TRUSTEE       PAST FIVE YEARS
OFFICERS:
Andrew Shoup*           Senior Vice   Since 2003  Director of              N/A            N/A
Age 47                  President                 Citigroup Asset
                        and Chief                 Management; Chief
                        Administrative            Administrative
                        Officer                   Officer of mutual
                                                  funds associated with
                                                  Citigroup Inc.; Head
                                                  of International Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 2001
                                                  to 2003); Director of
                                                  Global Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management from (2000
                                                  to 2001); Head of U.S.
                                                  Citibank Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 1998
                                                  to 2000).

Frances Guggino*        Controller    Since 2002  Vice President,          N/A            N/A
Age 46                                            Citigroup Asset
                                                  Management (since
                                                  1991), Controller of
                                                  certain Funds
                                                  associated with
                                                  Citigroup Inc.
                                                  (since 1999);
                                                  Controller of
                                                  certain funds
                                                  associated with
                                                  Citigroup Inc.
                                                  (since 1999).

Robert I. Frenkel*      Secretary     Since 2000  Managing Director and    N/A            N/A
Age 48                  Chief Legal   Since 2003  General Counsel, Global
                        Officer                   Mutual Funds for
                                                  Citigroup Asset
                                                  Management and its
                                                  predecessor (since 1994);
                                                  Secretary of Citi Fund
                                                  Management Inc.;
                                                  Secretary of certain
                                                  funds associated
                                                  with Citigroup
                                                  Inc.; Chief Legal Officer
                                                  of mutual funds
                                                  associated with
                                                  Citigroup Inc.



                                                                           NUMBER OF
                                                                         PORTFOLIOS IN      OTHER BOARD
                                                                              FUND          MEMBERSHIPS
                       POSITION(S)     LENGTH                               COMPLEX           HELD BY
                        HELD WITH     OF TIME    PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND         SERVED    DURING PAST FIVE YEARS     TRUSTEE       PAST FIVE YEARS
Andrew Beagley*         Chief         Since 2002  Chief Anti-Money         N/A            N/A
Age 41                  Anti-Money                Laundering
                        Laundering                Compliance Officer
                        Compliance                of mutual funds
                        Officer                   associated with
                                                  Citigroup Inc.;
                                                  Director, Citigroup
                                                  Global Markets
                                                  (since 2000);
                                                  Director of
                                                  Compliance, North
                                                  America, Citigroup
                                                  Asset Management
                                                  (since 2000);
                                                  Director of
                                                  Compliance, Europe,
                                                  the Middle East and
                                                  Africa, Citigroup
                                                  Asset Management
                                                  (from 1999 to 2000);
                                                  Compliance Officer,
                                                  Salomon Brothers
                                                  Asset Management
                                                  Limited, Smith
                                                  Barney Global
                                                  Capital Management
                                                  Inc., Salomon
                                                  Brothers Asset
                                                  Management Asia
                                                  Pacific Limited
                                                  (from 1997 to 1999).

Marianne Motley*        Assistant     Since 2000  Director, Mutual         N/A            N/A
Age 44                  Treasurer                 Fund Administration
                                                  for Citigroup Global
                                                  Markets (since 1994).

Thomas C. Mandia*       Assistant     Since 2000  Director and Deputy      N/A            N/A
Age 41                  Secretary                 General Counsel,
                                                  Citigroup Asset
                                                  Management (since
                                                  1992).

Rosemary D. Emmens*     Assistant     Since 2000  Vice President and       N/A            N/A
Age 34                  Secretary                 Associate General
                                                  Counsel, Citigroup
                                                  Asset Management
                                                  (since 1998).

Harris Goldblat*        Assistant     Since 2000  Associate General        N/A            N/A
Age 34                  Secretary                 Counsel, Citigroup
                                                  Asset Management (since
                                                  2000); Associate, Stroock
                                                  & Stroock & Lavan LLP
                                                  (from 1997 to 2000).

Joseph Volpe*           Assistant     Since 2002  Vice President of        N/A            N/A
Age 41                  Controller                Citigroup Asset
                                                  Management (since
                                                  1992).

Joseph Genco*           Assistant     Since 2002  Assistant Vice           N/A            N/A
Age 35                  Controller                President of
                                                  Citigroup Asset
                                                  Management (since
                                                  1997).


     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. The Audit Committee oversees the scope of each Portfolio's audit, each Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolios' independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolios by the independent auditors and all permissible non-audit services provided by the Portfolios' independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolios' operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolios are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee does not have a procedure to consider nominees recommended by investors. The Governance Committee met 4 times during fiscal year ended August 31, 2003. Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933 as amended (the "1933 Act"), may make investments in the Portfolios, no Trustee owns any interest in either Portfolio.

     The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of the calendar yeara ended December 31, 2002.

                                                                                          AGGREGATE DOLLAR
                                                                                          RANGE OF EQUITY
                                                                                           SECURITIES IN
                                                                                            INVESTMENT
                                          DOLLAR RANGE OF         DOLLAR RANGE OF       COMPANIES ASSOCIATED
                                        EQUITY SECURITIES IN    EQUITY SECURITIES IN       WITH CITIGROUP
                                           INSTITUTIONAL           INSTITUTIONAL          OVERSEEN BY THE
NAME OF TRUSTEE                          ENHANCED PORTFOLIO      RESERVES PORTFOLIO           TRUSTEE

INTERESTED TRUSTEE

R. Jay Gerken                          None                    None                    Over $100,000

DISINTERESTED TRUSTEES

Elliott J. Berv                        None                    None                    $10,001-$50,000

Donald M. Carlton                      None                    None                    $10,001-$50,000

A. Benton Cocanougher                  None                    None                    $10,000-$50,000

Mark T. Finn                           None                    None                    $1-$10,000

Stephen Randolph Gross                 None                    None                    None

Diana R. Harrington                    None                    None                    $10,001-$50,000

Susan B. Kerley                        None                    None                    $1-$10,000

Alan G. Merten                         None                    None                    $1-$10,000

C. Oscar Morong, Jr.                   None                    None                    $1-$10,000



R. Richardson Pettit                   None                    None                    $10,001-$50,000

Walter E. Robb, III                    None                    None                    $50,001-$100,000


     None of the disinterested Trustees or their family members had any interest in the Manager, CGM, or any person directly or indirectly controlling, controlled by, or under common control with the Manager or CGM as of December 31, 2002.


     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolios currently pay each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $40,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolios will reimburse Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.

     Information regarding compensation paid to the Trustees of the Trust for the fiscal years ended August 31, 2003, is set forth below. Mr. Gerken is not compensated for his services as Trustees because of his affiliation with the Manager.

TRUSTEE COMPENSATION TABLE

     Institutional Reserves Portfolio


-----------------------------------------------------------------------------------------------------------
                                                      PENSION OR      TOTAL COMPENSATION
                                  AGGREGATE           RETIREMENT     FROM PORTFOLIOS AND     NUMBER OF
                              COMPENSATION FROM    BENEFITS PAID AS    FUND COMPLEX PAID     FUNDS IN
                                INSTITUTIONAL          PART OF           TO TRUSTEE(2)        COMPLEX
TRUSTEE                     RESERVES PORTFOLIO(1)     PORTFOLIO                            SUPERVISED BY
                                                     EXPENSES(1)                           TRUSTEE(2)(3)
-----------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------

R. Jay Gerken               $0                     none             none                  222
-----------------------------------------------------------------------------------------------------------

DISINTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------

Elliott J. Berv             $1,422                 none             $70,000               35
-----------------------------------------------------------------------------------------------------------

Donald M. Carlton           $1,423                 none             $70,000               30
-----------------------------------------------------------------------------------------------------------

A. Benton Cocanougher       $1,544                 none             $70,100               30
-----------------------------------------------------------------------------------------------------------

Mark T. Finn                $1,478                 none             $72,500               35
-----------------------------------------------------------------------------------------------------------

Stephen Randolph Gross      $1,420                 none             $72,500               30
-----------------------------------------------------------------------------------------------------------

Diana R. Harrington         $1,419                 none             $72,500               35
-----------------------------------------------------------------------------------------------------------

Susan B. Kerley             $1,422                 none             $72,500               35
-----------------------------------------------------------------------------------------------------------

Alan G. Merten              $1,389                 none             $70,000               30
-----------------------------------------------------------------------------------------------------------

C. Oscar Morong, Jr.(4)     $1,422                 none             $90,500               35
-----------------------------------------------------------------------------------------------------------

R. Richardson Pettit        $1,482                 none             $72,500               30
-----------------------------------------------------------------------------------------------------------

Walter E. Robb, III (4)     $1,422                 none             $72,500               35
-----------------------------------------------------------------------------------------------------------

---------------------
(1)  Information is for the fiscal year ended August 31, 2003.

(2)  Information is for the year ending December 31, 2002.

(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2002.

(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolios as of December 31, 2003.


       Institutional Enhanced Portfolio


-----------------------------------------------------------------------------------------------------------
                                                     PENSION OR             TOTAL
                                  AGGREGATE          RETIREMENT         COMPENSATION           NUMBER OF
                              COMPENSATION FROM    BENEFITS PAID      FROM PORTFOLIOS          FUNDS IN
                                INSTITUTIONAL        AS PART OF       AND FUND COMPLEX         COMPLEX
                                  ENHANCED            PORTFOLIO      PAID TO TRUSTEE(2)      SUPERVISED BY
  TRUSTEE                       PORTFOLIO(1)         EXPENSES(1)                             TRUSTEE(2)(3)
-----------------------------------------------------------------------------------------------------------

INTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------

R. Jay Gerken               $0                     none            none                   222
-----------------------------------------------------------------------------------------------------------

DISINTERESTED TRUSTEES
-----------------------------------------------------------------------------------------------------------

Elliott J. Berv             $6                     none            $70,000                35
-----------------------------------------------------------------------------------------------------------

Donald M. Carlton           $6                     none            $70,000                30
-----------------------------------------------------------------------------------------------------------

A. Benton Cocanougher       $7                     none            $70,100                30
-----------------------------------------------------------------------------------------------------------

Mark T. Finn                $6                     none            $72,500                35
-----------------------------------------------------------------------------------------------------------

Stephen Randolph Gross      $3                     none            $72,500                30
-----------------------------------------------------------------------------------------------------------

Diana R. Harrington         $6                     none            $72,500                35
-----------------------------------------------------------------------------------------------------------

Susan B. Kerley             $6                     none            $72,500                35
-----------------------------------------------------------------------------------------------------------

Alan G. Merten              $6                     none            $70,000                30
-----------------------------------------------------------------------------------------------------------

C. Oscar Morong, Jr.(4)     $6                     none            $90,500                35
-----------------------------------------------------------------------------------------------------------

R. Richardson Pettit        $6                     none            $72,500                30
-----------------------------------------------------------------------------------------------------------

Walter E. Robb, III (4)     $6                     none            $72,500                35
-----------------------------------------------------------------------------------------------------------

---------------------
(1)  Information is for the fiscal year ended on August 31, 2003.
(2)  Information is for the year ending December 31, 2002.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2002.
(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolios as of December 31, 2003.



     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolios, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75

(certain Trustees who had already attained age 75 when the Plan was adopted are required to retire effective December 31, 2003). Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

                                                           Years of Service
                          ----------------------------------------------------------------------------------
        Average
    Compensation in
       Last Year             5            6             7             8             9         10 Years
       of Service          Years        Years         Years         Years         Years        or More

         $50,000          $125,000     $150,000      $175,000      $200,000      $225,000      $250,000
         $60,000          $150,000     $180,000      $210,000      $240,000      $270,000      $300,000
         $70,000          $175,000     $210,000      $245,000      $280,000      $315,000      $350,000
         $80,000          $200,000     $240,000      $280,000      $320,000      $360,000      $400,000
         $90,000          $225,000     $270,000      $315,000      $360,000      $405,000      $450,000
        $100,000          $250,000     $300,000      $350,000      $400,000      $450,000      $500,000


     Assuming continuous service as a Trustee of the Portfolios until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.

     During the fiscal year ended August 31, 2003, former Trustees of the Funds received the following retirement benefits under the Plan: Mr. Riley C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; and Mr. E. Kirby Warren, an aggregate of $70,000 in 4 quarterly installment payments.


     Officers receive no compensation from the Portfolios although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the applicable Portfolio, unless, as to liability to a Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of a Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

     In approving the continuation of the Management Agreement, the Board, including the Independent Trustees, considered the reasonableness of each Portfolio's advisory fee in light of the extent and quality of the advisory services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolios, compared the fees charged by the Manager to those paid by similar funds or clients for comparable services, and analyzed the expenses incurred by the Manager with respect to each Portfolio. The Board also considered each Portfolio's performance relative to a selected peer group and to other benchmarks, the expense ratios of the Portfolios in comparison to other funds of comparable size, and other factors. In addition, the Trustees considered information received at regular meetings throughout the year relating to Portfolio performance and Manager services, and benefits potentially accruing to the Manager and its affiliates from securities lending, administrative and brokerage relationships with affiliates of the Manager, as well as research services received by the Manager from broker-dealers who execute transactions on behalf of the Portfolios. After requesting and reviewing such information as they deemed necessary, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolios and their investors. The Independent Trustees were advised by separate independent legal counsel throughout the process.


     The Portfolios, the Manager and the placement agent for the Portfolios each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by a Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolios. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.

Item 14.  Control Persons and Principal Holders of Securities.


     As of December 1, 2003, Citi Institutional Cash Reserves, a series of CitiFunds Institutional Trust and Citi Institutional Cash Reserves, Ltd. owned 87.3% and 12.7%, respectively, of the beneficial interests in Institutional Reserves Portfolio.

     As of December 1, 2003, Citi Institutional Enhanced Income Fund, Ltd. owned 100% of the beneficial interests in Institutional Enhanced Portfolio.



     Each of Citi Institutional Cash Reserves and Citi Institutional Enhanced Income Fund (the "Funds") is a registered investment company which has informed the Reserves Portfolio and Institutional Enhanced Portfolio, respectively, that whenever requested to vote on matters pertaining to that Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) it will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise act in accordance with applicable law. If a Portfolio calls a meeting of its investors, to the extent that Portfolio does not receive instructions from its investors, the Portfolio will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, an investor in a Portfolio could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.


Item 15.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of each Portfolio pursuant to the Management Agreement. Subject to such policies as the Board of Trustees may determine, the Manager manages the securities of the Portfolios and makes investment decisions for the Portfolios.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two-year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Board of Trustees of the Portfolios or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for the Portfolios. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     The Manager provides the Portfolios with general office facilities and supervises the overall administration of each Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; the preparation of and filing of all documents required for compliance by the Trust with applicable laws and regulations and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolios are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolios.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by a Portfolio when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of its Board of Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager is entitled to receive a fee which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.

Institutional Reserves Portfolio                          0.10%

Institutional Enhanced Portfolio                          0.15%


     For the period from June 3, 2002 (commencement of operations of Institutional Reserves Portfolio) to August 31, 2002, the fees paid to Citi Fund Management under the Management Agreement then in effect with Institutional Reserves Portfolio, after waivers, were $335,503. For the fiscal year ended August 31,2003, the fees paid to Citi Fund Management under the Management Agreement then in effect with Institutional Reserves Portfolio, after waivers, were 1,448,581. Institutional Enhanced Portfolio had no holders of beneficial interest as of the fiscal year ended August 31, 2003; accordingly, Citi Fund Management did not receive fees from Institutional Enhanced Portfolio during that fiscal year.


     The Portfolios have entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolios. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolios, handles certain communications between investors and the Portfolios and distributes distributions payable by each Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     KPMG LLP are the independent certified public accountants for each Portfolio, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 16.  Brokerage Allocation and Other Practices.


     Each Portfolio's purchases and sales of portfolio securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases, and no such commissions have been paid by the Portfolios during the past three fiscal years ended August 31, 2003. The Portfolios do not anticipate paying brokerage commissions. Any transaction for which a Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of portfolio securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.


     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of the investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for each Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolios and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolios. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies, series or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     No portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, except as permitted by applicable law.


     No commissions on portfolio transactions were paid by the Portfolios during the fiscal year ended August 31, 2003 to the Manager or any affiliate of the Manager.


Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of each Portfolio. Upon liquidation or dissolution of a Portfolio, that Portfolio's investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in each Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in each Portfolio may be transferred only with the prior written consent of the Trustees (which consent may be withheld in the Trustees' sole discretion), but an investor may withdraw all or any portion of its investment at any time at net asset value.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in either Portfolio. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its investment in each Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Portfolios would not be able to elect any Trustee. The Portfolios are not required and have no current intention to hold annual meetings of investors, but each Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust or any series thereof, may merge or consolidate with or may sell, lease or exchange all or substantially all of its assets to another operating entity if authorized at any meeting of investors representing a majority of the voting power of the Trust or of the affected series, or by written consent, without a meeting, of the holders of interests representing a majority of the voting power of the outstanding interests of the Trust or of the affected series. The Trust or any series may reincorporate or reorganize (but not with another operating entity) without the vote or consent of its investors. The Trust may be terminated at any time by the affirmative vote of two-thirds of the voting power of the Trust, or by the Trustees by written notice to its investors. Any series of the Trust may be terminated at any time by the affirmative vote of not less than two-thirds of the outstanding voting power of that series or by the Trustees by written notice to the investors of that series.

     The Declaration of Trust provides that obligations of the Portfolios are not binding upon the Trustees individually, but only upon the property of the applicable Portfolio and that the Trustees will not be liable for any action or failure to act done in good faith, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each business day. At 5:00 p.m., Eastern time, on each such business day, the value of each investor's interest in Institutional Reserves Portfolio is determined by multiplying the net asset value of that Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. The value of each investor's interest in Institutional Enhanced Portfolio is determined in the same manner at 4:00 p.m., Eastern time, on each business day. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in a Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in Institutional Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of Institutional Reserves Portfolio as of 5:00 p.m., or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 5:00 p.m. for Institutional Reserves Portfolio, or 4:00 p.m. for Institutional Enhanced Portfolio, Eastern time, on the following business day of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     Institutional Reserves Portfolio normally determines its net asset value as of 5:00 p.m., Eastern time, on each day on which the NYSE is open for trading. Institutional Enhanced Portfolio normally determines its net asset value as of 4:00 p.m., Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which each Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     For the purpose of calculating net asset value, bonds and other fixed income securities held by Institutional Enhanced Portfolio (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) held by the Institutional Enhanced Portfolio and securities held by the Institutional Reserves Portfolio are valued at amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Board of Trustees has established procedures to stabilize the value of the Institutional Reserves Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, whether as a result of fluctuating interest rates or other factors, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations.

     Interest income on long-term obligations held by the Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premium.


     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in each Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in either Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19.  Taxation of Each Portfolio.

     The Portfolios are organized as series of the Trust, which is organized as a trust under Massachusetts law. The Trust has determined that each Portfolio is properly treated as a partnership for federal income tax purposes. Accordingly, the Portfolios do not expect to pay any federal income taxes, but each investor in the Portfolios must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Portfolios and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


     Each Portfolio's tax year-end is August 31. Although, as described above, the Portfolios are not subject to federal income tax, each files appropriate federal income tax returns.


     The Trust believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in each Portfolio, or whether either Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in either Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Each Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolios or on withdrawals from the Portfolios. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in a Portfolio), the investor's adjusted tax basis in its partnership interest in a Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in a Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     Portfolio income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. Each

Portfolio intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by a Portfolio for state and local income tax purposes.

     There are certain tax issues which will be relevant to only certain of the Portfolios' investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.

Item 20. Underwriters.

     The exclusive placement agent for each Portfolio is CGM, which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolios.

Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.


     The financial statements contained in the Annual Report of the Portfolios, as filed with the Securities and Exchange Commission (Accession Number 0000930413-03-003231), for fiscal year ended August 31, 2003 are incorporated by reference into this Part B.

     A copy of the Annual Report of the Portfolios accompanies this Part B.

                                     PART C


Item 23. Exhibits.

        *          a           Declaration of Trust of the Registrant

        *          a(1)        Amendment to Declaration of Trust

       **          a(2)        Certificate of Amendment to Declaration of Trust

                   a(3)        Amendment to Declaration of Trust of the Registrant

        *          b           By-laws of the Registrant

       ***         d           Management Agreement between the Registrant and Citi Fund Management
                               Inc., as manager

       **          e           Form of Placement Agency Agreement by and between the Registrant and
                               Citigroup Global Markets Inc.

       ***         g           Custodian Contract between the Registrant and State Bank and Trust Company

       **          h           Form of Transfer Agency and Services Agreement between the Registrant and
                               Citicorp Trust Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi
                               Fiduciary Trust, formerly Smith Barney Private Trust Company), as transfer agent

       **          h(1)        Form of Letter Agreement adding Institutional Reserves Portfolio and
                               Institutional Enhanced Portfolio to the Transfer Agency Agreement between the Registrant and Citicorp Trust Bank, fsb

        *          p           Codes of Ethics

---------------------
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.
**   Incorporated herein by reference to Registrant's Registration Statement on
Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on May 31, 2002.
*** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on December 30, 2002.

Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.) incorporated by reference herein as an exhibit to its Registration Statement on Form N-1A.

     The Trustees and officers of the Trust and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Citi Fund Management Inc. ("Citi Fund Management"), the Registrant's manager, was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly-owned subsidiary of Smith Barney Fund Management LLC, which in turn is an indirect wholly-owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this item 26 of officers and directors of Citi Fund Management, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Premium Trust and CitiFunds Institutional Trust. CGM is the placement agent for U.S. Treasury Reserves Portfolio, Tax Free Reserves Portfolio and Cash Reserves Portfolio.

     CGM is also the distributor for the following funds: Salomon Funds Trust, Smith Barney Allocation Series Inc., Smith Barney Trust II, Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers

Emerging Markets Debt Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME                                                   ADDRESS

Citigroup Global Markets Inc.                          388 Greenwich Street
(formerly Salomon Smith Barney Inc.)                   New York, NY 10013
(placement agent)

State Street Bank and Trust                            225 Franklin Street
Company (custodian)                                    Boston, MA  02110

Citicorp Trust Bank                                    125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)                  New York, NY 10004
(transfer agent)

Citi Fund Management Inc.                              100 First Stamford Place
(manager)                                              Stamford, CT 06902

Item 29.  Management Services.

         Not applicable.

Item 30.  Undertakings.

         Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Stamford, and the State of Connecticut, on the 29th day of December, 2003.


                                         INSTITUTIONAL PORTFOLIO


                                         By:  /s/Rosemary D. Emmens
                                              -------------------------------
                                              Rosemary D. Emmens,
                                              Assistant Secretary

                                  EXHIBIT INDEX

        Exhibit    Description:

        a(3) Amendment to the Amended and Restated Declaration of Trust of the Registrant